1              UNITED STATES BANKRUPTCY COURT
                SOUTHERN DISTRICT OF FLORIDA
2

3                 Judge Steven H. Friedman

4

5
   In Re:
6
                                Case No. 04-35435-BKC-SHF
7

8   eCom eCom.com, Inc.,

9       Debtor.

10   -------------------------------

11   EX PARTE MOTION TO RECONSIDERATION ORDER DISAPPROVING
     EMPLOYMENT OF DEBTOR'S AUDITORS NUNC PRO TUNC TO 11/29/04
12   FILED BY ECOM ECOM.COM, INC. AND FOR ENTRY OF ORDER
     APPROVING RETENTION OF AUDITORS.
13

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15   March 20, 2006

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18   The above entitled cause came on for hearing before the
     HONORABLE STEVEN H. FRIEDMAN, one of the Judges in the
19   UNITED STATES BANKRUPTCY COURT, in and for the SOUTHERN
     DISTRICT OF FLORIDA, at 1675 Palm Beach Lakes Boulevard,
20   8th Floor, West Palm Beach, Palm Beach County, Florida,
     on March 20, 2006, commencing on or about 2:00 p.m., and
21   the following proceedings were had:

22

23   Reported by: Jacquelyn Ann Jones, Court Reporter
     OUELLETTE & MAULDIN COURT REPORTERS
24   (305) 358-8875

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    APPEARANCES:
2

3   KLUGER PERETZ KAPLAN & BERLIN, PL
    By: MICHAEL D. SEESE, ESQUIRE, and
4   DALE D. BERGMAN, ESQUIRE
    On behalf of the Debtor
5

6   Also Present:

7   Mr. Barney Richmond
    Mr. Richard Turner
8   Mr. Tom Andreas (phonetic)

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1   THE COURT: ECom eCom.com. The matter that we

2   have before the Court today is an ex parte motion for

3   reconsideration of an order disapproving employment of

4   debtor's auditors.

5   Let me ask for appearances, please.

6   MR. SEESE: Good afternoon, Your Honor.

7   Michael Seese from Kluger Peretz Kaplan and Berlin. And

8   with me in court today, I think I can introduce everyone

9   since they're all on our side, is my partner, Dale

10  Bergman, who does securities work in our firm, Mr. Barney

11  Richmond, who is the company's acting chief executive

12  officer, Mr. Richard Turner, who is the company's CFO,

13  and Mr. Tom Andreas (phonetic) from the firm of Weisnik

14  Andreas and Company, who are the proposed auditors in

15  these proceedings.

16  Your Honor, if I may proceed.

17  THE COURT: Yes, please.

18  MR. SEESE: And we're also here, Your Honor, on

19  a scheduled status conference, so I will be brief, but

20  I'd like to give you a background of the case just

21  leading up to where we are today.

22  THE COURT: That's fine.

23  MR. SEESE: Thank you, Your Honor.

24  Your Honor, if you will recall, this was

25  commenced by the filing of an involuntary petition on

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1   November 29th, 2004. A few months after the involuntary

2   was filed Mr. David Pania (phonetic), who was the

3   company's chairman and chief executive officer passed

4   away.

5   There were extensions agreed to, there was some

6   confusion as to counsel, and at a status conference

7   convened by Your Honor on May 16th of '05 an order for

8   relief was entered and you gave the debtor 15 days within

9   which to retain counsel. We were before Your Honor at

10  the beginning of June and my law firm was retained.

11  Prior to the filing of the involuntary, Your

12  Honor, the debtor attempted to spin off ten wholly owned

13  subsidiaries pursuant to staff bulletin number 4. And in

14  this regard the debtor filed form 10Q SBs with the

15  Securities and Exchange Commission and the shares were

16  thereafter issued to equity security holders in

17  connection with the spinoffs.

18  After my law firm became involved we

19  immediately engaged in discussions with representives

20  from the Securities Exchange Commission. I believe

21  you're familiar with Mr. Gordon and Ms. Sherrill

22  (phonetic) from the SEC, who I have been dealing with,

23  and the conversations related primarily to the validity

24  of the spinoffs that had been undertaken.

25  As a result of those conversations, the debtors

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1   agreed to voluntarily withdraw the form 10 SBs that had

2   been filed on behalf of the subsidiaries with the idea

3   that we would undertake further due diligence and

4   analysis on the spinoffs at issue.

5   Fast forward to February 21, 2006. We filed an

6   application to retain Mr. Andreas' firm with executed

7   affidavit and submitted a proposed order. From what I

8   can tell, and based on the February 23, '06 order

9   disapproving, it looks like Your Honor was under the

10  belief, or may not have been provided with a copy of the

11  application and the affidavit, and entered that order.

12  It was on that basis that we submitted the ex parte

13  motion for reconsideration.

14  There were essentially two bases for the order

15  disapproving the application to retain the auditors.

16  One, the affidavit in the application missing, two was

17  the belief that the debtors had not filed the

18  debtor-in-possession reports.

19  The debtors did, in fact, file

20  debtor-in-possess ion reports. They did not file them

21  with the court but copies were provided to Ms. Heffner at

22  the U.S. Trustee's Office.

23  THE COURT: So the debtor did not file the DIP

24  reports?

25  MR. SEESE: They were served on the Office

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1   of the United States Trustee. On March 13th we went

2   ahead and filed all the DIP reports that were being

3   provided to the Office of the U.S. Trustee with the

4   Bankruptcy Court, with my apologies, it was a mistake of

5   my office that they were not filed with the court, they

6   were merely hand delivered to the U.S. Trustee's Office.

7   THE COURT: So are you suggesting the DIP

8   reports aren't --

9   MR. SEESE: They're all on file current through

10  the end of February of '06.

11  THE COURT: So you're not suggesting that they

12  are not normally filed with the court?

13  MR. SEESE: As a matter of practice we-- I

14  believe the requirement under the U.S. Trustee operating

15  guidelines is that they are served upon the U.S.

16  Trustee's Office. As a matter of practice my firm, and I

17  know other firms, we typically and routinely file them

18  with the Bankruptcy Court so that they're accessible by

19  creditors and the Court.

20  THE COURT: Something I will certainly check

21  on. Continue.

22  MR. SEESE: Yes, sir.

23  On March -- so the DIP reports have been filed

24  through the period ending February 28th, 2006, and we did

25  the notice of filing, just to clarify the record, on

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1   March 13th, 2006. And since that time, Your Honor, we

2   have been engaged with ongoing discussions with

3   representatives of the Securities and Exchange

4   Commission, mainly Mr. Gordon.

5   The issue in this case, Your Honor -- and

6   although this is not your garden variety Chapter 11,

7   there are some very, very complex issues involved in this

8   case relating to securites issues, and why Mr. Bergman

9   has been involved - if the spinoffs were invalid then

10  there's an issue as to whether we can redo them in

11  connection with the plan of reorganization. If they

12  cannot be redone, and they were invalid at the time they

13  were done, then we're probably going to have to file a

14  motion to reopen the claims bar deadline because

15  creditors, or equity security holders would not know that

16  they would have a potential claim. So there's an issue

17  as to knowledge.

18  So I've been working with the SEC on this

19  issue, they provided me with information with factually

20  similar cases. In fact, Your Honor, I can show you right

21  here, we have drafted a plan of reorganization and

22  disclosure statement which we are prepared to send up to

23  the SEC.

24  THE COURT: But the catch, I believe, and Mr.

25  Seese, and the reason that I entered the order I entered,

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1   is that I did not see where the motion to employ the

2   auditors was filed.

3   MR. SEESE: Yes, sir, and it was. I have file

4   stamped copies here. It was filed - they're attached as

5   exhibits to the motion for reconsideration as Exhibit A.

6   Right there is the application file stamped February

7   21st, and it also had the affidavit, which was also filed

8   on February 21st, we did a notice of filing the

9   affidavit. So those were, in fact, filed.

10  We followed up with a separate notice of filing

11  after we received the order just to make sure that

12  everything was in the court docket. But everything was

13  filed on February 21st. In fact, I reviewed the docket

14  in preparation for today's hearing and it is disclosed as

15  being filed on February 21. It's items 56, 57, and 58 of

16  the docket.

17  So if I may continue, Your Honor.

18  THE COURT: Please.

19  MR. SEESE: The plan provides for a 100 percent

20  distribution to noninsider general unsecured creditors,

21  it provides for a 100 percent cash distribution to

22  priority claimants all at confirmation or when the plan

23  goes effective. And then we do have a procedure in

24  connection with the spinoffs.

25  The SEC is not here today, they're not

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1   appearing by phone, but they've authorized me to

2   represent to you that they are working with us on these

3   issues and that they look forward to receiving the plan

4   and disclosure statement which I will send to them as

5   soon as I get the okay from Mr. Richmond. But we do

6   believe that going forward with the and disclosure

7   statement and the retention of Mr. Andreas' firm is

8   absolutely in the best interest of creditors. There's no

9   question that if this case is converted there's no

10  distributions to unsecured creditors, no NOLs will be

11  preserved, and equity will be wiped out.

12  If the case is dismissed, there's no

13  centralized form within which to deal with these claims

14  and issues of equity and which to go forward with the

15  plan of reorganization. So the way we look at it, and

16  the way I would most respectfully submit to Your Honor is

17  that there was absolutely no harm in going forward. The

18  debtor is current with all its filings, U.S. Trustee's

19  fees, we have a plan and disclosure statement that I

20  personally drafted, we're about to present it to the SEC,

21  and I think we need an opportunity to take this

22  forward.

23  THE COURT: And why should I approve their

24  retention nunc pro tune to November 29th, 2004?

25  MR. SEESE: Your Honor, they have been doing

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1   work post petition, Mr. Andreas. I was not involved, as

2   Your Honor knows. There was confusion as to who was

3   debtor's counsel. My firm didn't get involved until mid

4   June or so. Mr. Gamberg, if you will recall, was here,

5   and it turned out that he represented one of the

6   shareholder groups, not the debtor. And so Mr. Andreas

7   and his firm were doing work so that the company could

8   proceed with their SEC filings and get up to date. And

9   so on that basis we're seeking nunc pro tune retention of

10  Mr. Andreas' firm.

11  I have, Your Honor, if Your Honor is so

12  inclined, I have an order, a simple order granting the

13  motion for reconsideration and providing that the prior

14  order that was submitted on the auditors would be entered

15  by Your Honor.

16  THE COURT; One moment. Mr. Seese, it is your

17  representation as counsel for the debtor that this debtor

18  only has approximately 20 creditors?

19  MR. SEESE: Yes, sir.

20  THE COURT: That's all?

21  MR. SEESE: Yes, sir. Let me answer. I want

22  to be very clear in what I communicate to the Judge, I

23  don't want to be misleading in any way.

24  There were 20 creditors that were scheduled as

25  being listed as of the petition date, but this whole

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1   issue, remember the shareholders of eCom, when eCom spun

2   off its subsidiaries eCom issued its shares in those subs

3   to its shareholders. If it turns out now, which is why

4   it's so critical with this plan while we have this

5   mechanism built in that we're working with the SEC on, to

6   the extent that these spinoffs were not valid if the

7   shareholders believe that they have claims we would move

8   to reopen the claims bar deadline there could, in fact,

9   be additional claims, but those would not have come to be

10  known to these people until in time to file a proof of

11  claim.

12  I would also point out that to the extent that

13  there are claims in favor of equity security holders

14  arising or in connection with these spinoffs, if it turns

15  out that they were invalid and can't be done, the debtor,

16  in doing those spinoffs, relied upon the opinion of an

17  outside law firm, no law firm in this room, in doing

18  those spinoffs, and there may be a potential cause of

19  action damages measured by the claims that arise as a

20  result.

21  THE COURT: I just counted up the number of

22  parties who were given notice of this hearing today, and

23  it comes to 22 creditors.

24  MR. SEESE: Your Honor, if you will recall,

25  Your Honor entered an order early on in this case that

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1   was filed by my law firm for a motion for authorization

2   to give electronic notice to shareholders. A copy

3   of that order, the notice of commencement of case, and

4   the claims bar deadline was served by U.S. Mail on all

5   known shareholders. From and after that point everything

6   has been posted on the company's website as referred to

7   in the order that was served upon the equity security

8   holders.

9   THE COURT: And how much in the way of fees

10  have accrued supposedly in favor of the auditors?

11  MR. SEESE: How much would you say that you've

12  incurred, Mr. An d r e a s ?

13  THE COURT: Rough ball park.

14  MR. ANDREAS: I believe it's around 30.

15  THE COURT: $30,000?

16  MR. ANDREAS: Yes.

17  THE COURT: I'll grant the motion.

18  MR. SEESE: Thank you, Your Honor. I have an

19  order. May I present?

20  THE COURT: I will review it. It appears to be

21  in good form, and I'll see that it is entered.

22  MR. SEESE: Yes, sir.

23  THE COURT: Mr. Seese, I will repeat my

24  continuing concern about the status of this case.

25  MR. SEESE: Yes, sir.

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1   THE COURT: And I have serious concerns about

2   the securities regulation ramifications, and I honestly

3   couldn't point to anything in particular, but as far as I

4   can see, this is still a shell corporation, it has no

5   operation.

6   MR. SEESE: Your Honor, that is why the plan

7   and disclosure statement that we've drafted we have

8   committed to Mr. Gordon -- or Mr. Robinson, I keep

9   referring to him as Mr. Gordon, Gordon Robinson, Mr.

10  Robinson at the SEC, that these are going to his office

11  and that he is going to review everything and we're going

12  to work with his office in making sure that everything

13  was done properly or not, and if it wasn't, how we

14  protect the interest of these stake holders. And that is

15  our objective here, Your Honor.

16  THE COURT: Very well. I will continue to

17  watch with interest. I thank you all for your

18  attendance, and we'll move forward.

19  MR. SEESE: Your Honor, we certainly appreciate

20  the opportunity to go forward.

21  THE COURT: And this order will be entered

22  today.

23  MR. SEESE: Thank you, Your Honor.

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1

2   CERTIFICATE

3

4   The State of Florida )

5   County of Palm Beach )

6

7   I, JACQUELYN ANN JONES, Court Reporter, certify

8   that I was authorized to and did stenographically report

9   the foregoing hearing; and that the transcript is a true

10  record of my stenographic notes.

11  I further certify that I am not a relative,

12  employee, attorney or counsel of any of the parties, nor

13  am I a relative or employee of any of the parties'

14  attorney or counsel connected with the action, nor am I

15  financially interested in the action.

16

17  In witness whereof I have hereunto set my hand

18  and seal this 29th day of March, 2006.

19

20  /s/ Jacquelyn Jones
    --------------------
21  JACQUELYN ANN JONES

22  Commission No. CC 995956

23  Expires: Feb 18, 2009

24
    JACQUELYN JONES
25  MY COMMISSION #DD 382130
    EXPIRES: February 18, 2009
    Bonded Thru Notary Public Underwriters